SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (D) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): July 21, 2004

Life Partners Holdings, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-7900	74-2962475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

204 Woodhew, Waco, Texas 76712

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:     (254) 751-7797

Item 5. Other Events.
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On July 21, 2004, Life Partners Holdings, Inc. announced a dividend increase for the current quarter ended August 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS HOLDINGS, INC.

Date: July 21, 2004	By:	/s/ Dana Yarbrough
Dana Yarbrough
dyarbrough@lifepartnersinc.com

EXHIBIT INDEX

    Exhibit 99.1 Press Release dated July 21,  2004

Exhibit 99.1
Page 1 of 1 Page

LIFE PARTNERS HOLDINGS INC.

ANNOUNCES DIVIDEND INCREASE

Waco, TX - July 21, 2004 - Life Partners Holdings, Inc. (NASDAQ: LPHI) announced that its board has authorized management to increase its quarterly dividend from four-cents to five-cents per share, beginning with the current quarter ending August 31, 2004 and for each quarter thereafter. The company expects to announce the dividend declaration for the current quarter on or about August 15, 2004.

In addition to the five-cent per share quarterly dividend, the board also authorized management to continue the company's tradition of declaring a special one-cent Christmas dividend bonus which the company expects to pay to shareholders on or about December 15, 2004.

LPHI Chairman Brian Pardo commented "We are firmly committed to increasing shareholder value and we feel there is no better demonstration of this commitment than to offer our stockholders the opportunity to participate in our growing profits."

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, and the value of our new contract signings, backlog and business pipeline, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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For further information contact:
Dana Yarbrough/Life Partners Holdings, Inc. 800-368-5569
e-mail: dyarbrough@lifepartnersinc.com